AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Each of the undersigned  hereby affirms that it is individually  eligible to use
Schedule 13D and agrees that this Schedule 13D is filed on its behalf.

Dated:   December 23, 1998

                              DORSAY ACQUISITION CORP.


                              By:/s/ Charles Lebeau
                                 ------------------------
                                 Name:  Charles Lebeau
                                 Title: President, Treasurer and Secretary



                              SOCIETE NATIONALE D'EXPLOITATION INDUSTRIELLE DES TABACS ET ALLUMETTES


                              By:/s/ Charles Lebeau
                                 ------------------------
                                    Name:  Charles Lebeau
                                    Title: Executive Vice President




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